Exhibit 99.1

IndyMac Bancorp, Inc. Roth Capital Partners New York Conference September 9, 2003

Forward Looking Statement Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "believe," "expect," "forecast," "anticipate," "estimate," "project," "plan," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10- K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

IndyMac ... Growth-Oriented, Technology-Based, Thrift Focused on Mortgage Finance Nationwide Largest S&L in LA County and 19th largest in U.S. (based on assets) 19th largest mortgage originator (Q2 03 National Mortgage News survey) 23rd largest mortgage servicer (Q2 03 National Mortgage News survey) Member of the S&P 400 mid cap and Russell 1000 indices ... Named to the S&P PowerPicks 2003 Market cap of $1.3 billion and dividend yield of 2.6% currently Strong corporate governance and risk management with high quality, highly liquid balance sheet

IndyMac's Business Model ...Positioned for Long-Term Growth Optimize expertise and strengths in mortgage finance Strong technology platform (e-MITS) leveraged across multiple products, channels to drive efficiency/reduce costs Targeted regional expansion combines technology with local sales effort and enhanced customer service Risk-based pricing... "One Door" philosophy Focused on prudent growth (revenue growth not volume) with higher margin products Diversified loan sale distribution channels Investing activities support mortgage banking activities while mitigating impact of cyclicality High asset turn model drives high ROEs and provides ability to grow without having to raise additional capital Focused on organic growth vs. higher risk acquisitions Meritocracy - Issues and performance driven culture... "invisible hand" Employee compensation aligned with performance Executives and Directors required to invest in IndyMac stock

IndyMac … Structured to Maximize Marketing and Operational Synergies

IndyMac Bancorp, Inc.

- **IndyMac Mortgage Bank**
  - B2B
  - B2R
  - Construction
    - Consumer (HCL)
    - Homebuilder (HBD)
- **IndyMac Consumer Bank**
  - B2C
  - HELOC
  - Retail Bank/ Deposits
- **Investment Portfolio Group**
  - SFR loans held for investment
  - SFR securities portfolio
  - SFR loan servicing

IndyMac Bank.
NYSE:NDE
Raise your expectations.
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Equity Allocated to Investing Activities Was More than Double the Allocation to Mortgage Banking Activities in the Second Quarter Investing Activities: $539 million of Equity... ....ROE of 1% ROE -8% ROE 15% ROE 23% ROE 7% Unprecedented prepayment levels have impacted ROE...Overall target ROE on investing activities ranges from 15% to 20% The Investment Portfolio assets consist of high quality SFR mortgage loans (avg. FICO of 706 and avg. LTV of 72%), mortgage-backed securities (92% AAA-rated), and mortgage servicing rights (3% of total assets) HCL assets consist of consumer construction-to-perm mortgage loans (avg. FICO of 707 and avg. LTV of 73%) HBD assets consist of builder lines of credit (avg. loan size of $2.5 million, avg. LTV of 69%) HELOC portfolio consists of high quality loans with an avg. CLTV of 77% and avg. FICO of 712 Note: The above ROEs represent the ROE on the investing activities for each segment, not the complete ROE for that segment...for the investment portfolio group the complete ROE was 4% including their loan sale activities for the second quarter. Including these gains as investing would increase the ROE for investing activities to 8% overall.

Equity Allocated to Mortgage Banking Activities Produced High Returns Given Unprecedented Industry Volumes and Scalable Platform Mortgage Banking Activities: $207 million of Equity... ....ROE of 121% Mortgage Banking assets consist of mortgage loans held for sale characterized by avg. FICO of 685 and LTV of 71% Mortgage loans are generally held for short duration (avg. 46 days in Q2) and provide strong ROE due to efficient capital utilization ROEs are outsized as a result of record industry volumes and the scalability of IndyMac's platform...ROEs are expected to fall to range of 60% to 85% in the transition to a more normal industry origination environment

$259 Million of Excess Capital at July 1, 2003...Plans to Deploy $150 to $200 million over Remainder of Year Focus on growing the balance sheet with SFR mortgage assets Continue to build and expand portfolio of mortgage loans held for investment with an emphasis on ARMs MBS available for sale at attractive spreads to optimize capital utilization Depository structure with strong access to the FHLB provides ability to duration match fund the investment portfolio and manage interest rate risk Continue to build servicing portfolio... mortgage servicing is strategic with continuing ties to the consumer customer Grow dividend at faster rate than EPS until payout ratio is in line with financial peers Opportunistically repurchase shares in the open market IndyMac expects to generate additional net excess capital through earnings of $70 million over the remainder of 2003

MBA Forecasts Industry Volumes Will Decline 52% Next Year...Keys to IndyMac Success in Addition to Capital Deployment Will be Market Share Gains and Effective Cost Management We have invested in business lines and products focused on the purchase market ...Realtors, homebuilders and consumer construction-to-perm products The Alt-A market (51% of 2Q 03 mortgage production) and Subprime (6% of 2Q 03 mortgage production) are less cyclical We have invested in marketing, technology and geographic infrastructure to increase market penetration Our new HELOC division produces products that will be attractive to consumers post refi-boom to access equity in their home without disrupting their low-rate first mortgage... counter-cyclical to other SFR products Depository structure provides ability to increase ARM production which become more attractive as interest rates rise Other mortgage bankers' risk management practices will create opportunities (some have already occurred) for those with stronger risk management practices and mortgage expertise to gain market share We have confidence in our ability to gain market share because:

IndyMac is a Disciplined and Effective Manager of Interest Rate Risk to Eliminate Effect of Volatile Interest Rates on Profit Margins Unprecedented rise of 150 bps in interest rates in the past 2 months have resulted in other mortgage bankers losing money due to not hedging their pipeline Over the last 2 1/2 years, IndyMac's earnings would have been higher by $372 million if we had not hedged the pipeline...but just since June 30, IndyMac's pipeline hedge has produced gains of approximately $157 million IndyMac's pipeline hedge continues to be effective in protecting IndyMac's profit margin

IndyMac has Proven Successful in Gaining Market Share in the Past...Particularly During Periods of Market Contraction Mortgage market estimates based on the Mortgage Banker's Association Mortgage Finance Forecasts

Early Indications Show We May Have Already Increased Market Share by Roughly 50% Just Since June 30

Growth in Revenues Related to Investing Activities Does not Require Additional People...Reduction in Mortgage Banking Revenues Requires Disciplined Cost Management IndyMac's cost structure is highly focused on variable costs: 39% variable 28% step 33% fixed Variable cost reduction plans Temporary work force represents 10% of FTE Pay for performance culture....1/3 of IndyMac's $250 million annualized compensation expense is variable through incentive programs and overtime Hiring freeze in place Investment in technology supports greater level of customer self- service Investment in professional procurement effort...new initiative is already proving effective

IndyMac's Investing Activities Expected to Cushion the Decrease in Earnings from Mortgage Banking Activities As the Market Transitions Note: Assumes no deployment of excess capital

The Following Reflects Various Scenarios for 2004 Showing the Composition of IndyMac's Earnings Given Certain Financial Assumptions Note: Assumes no share repurchase, but does assume that capital is deployed into investing activities with ROEs of 15% to 20%

Compelling Investment As Market Transitions...Trading at 1.4 Times Book and at Substantial Discounts to Growth and Peer Valuation IndyMac's current P/E is near its historic low of 7 times due to the overshadowing of industry concern for the mortgage transition...creates substantial upside as earnings normalize and P/Es return to normal levels as well Thrifts which are trading at their historic highs due to the attractive yield curve will likely revert to lower levels as interest rates rise. Attractive dividend yield of 2.6% with ability to increase at a faster rate than EPS with payout rate of 20%, below industry payout rates of 30% to 50% There is a scarcity of strong independent mortgage lenders. IndyMac is one of only two entities with a market cap below $2 billion in the top 20 mortgage lenders nationwide in the second quarter Experienced management, strong and independent Board, strong corporate governance culture (1) source: SNL Financial

Management Has a Strong Track Record of Growth and Returns Over Varying Interest Rate Cycles

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